CONSENT OF INDEPENDENT AUDITORS


The Trustees and Shareholders
Evergreen Fixed Income Trust:


We consent to the use of our report, dated June 18, 1999, incorporated herein by reference for Evergreen Diversified Bond Fund, Evergreen High Yield Bond Fund, Evergreen Strategic Income Fund and Evergreen U.S. Government Fund and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectuses and "Independent Auditors" in the statement of additional information.


                                             /s/ KPMG LLP
                                             KPMG LLP


Boston, Massachusetts
August 26, 1999